UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 28, 2010

AMERICAS WIND ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-50861
(Commission File Number)

20-0177856
(IRS Employer Identification No.)

24 Palace Arch Drive, Toronto, Ontario M9A 2S1 Canada
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (416) 233-5670

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.02 Termination of Material Definitive Agreement

Americas Wind Energy Corporation (“AWE” or the “Company”) announces the completion of a Settlement Agreement with Emergya Wind Technologies B. V. (“EWT B.V.”) and EWT- Americas Inc.(“EWT-AMERICAS”).

Background:

AWE signed an exclusive license from EWT B.V. for the North American market in April 2004. This license covered the mid-sized direct drive wind turbines designed by EWT B.V. In March 2009, AWE had provided a sub-license of these rights to EWT-AMERICAS, an affiliate of EWT B.V. This agreement was announced and the terms of the agreement filed in an 8-K in March of 2009.

In February this year AWE received a letter from EWT-AMERICAS terminating the license agreement. AWE rejected the claims in the letter and entered into settlement discussions with EWT-AMERICAS. These discussions have resulted in a Settlement Agreement dated as of April 28, 2010.

A summary of the key terms of the Settlement Agreement is as follows:

  AWE will be paid a fee with respect to sales by EWT-AMERICAS or EWT B.V. of 600kw to 1mw wind turbines in the territory covered by the original license agreement over the next four years subject to a maximum cap of $10,000,000.
  The Parties reached an agreement to cap EWT-AMERICA’s existing claims for money owed by AWE under the prior sublicense with EWT-AMERICAS retaining all of the fees generated until 50% of such claims cap has been reached and thereafter the fees being split between AWE and EWT-AMERICAS until the claim cap is reached.
  The consulting contracts with H. C. Dickout and F. D. Pickersgill are reinstated.
  The settlement agreement is conditioned upon and is not effective unless EWT-AMERICAS reaches agreement with former customers of AWE EWT-AMERICAS has 45 days to reach such agreements or waive the condition, otherwise the settlement agreement shall be void.

AWE is now out of the business of manufacturing and supplying windturbines and looks forward to the fees that may be generated as a result of the settlement reached.

As announced in previous filings and press releases, it is the Company’s intent to search for a merger or acquisition partner who is interested in our public structure, who can use our tax loss carry-forwards and who values the royalty stream, in order to get best total return for shareholders.

Item 9.01	Financial Statements and Exhibits

10.1	Settlement Agreement dated April 28, 2010 with Emergya Wind Technologies B. V. and EWT- Americas Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAS WIND ENERGY CORPORATION

/s/ Harold C.F. Dickout
Harold C.F. Dickout
President, Chief Executive Officer, Chairman and
Director

Date: May 11, 2010